AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

      This Amended and Restated Securities Purchase Agreement (this "AGREEMENT") is dated as of December 23, 2004 by and between Utix Group, Inc., a Delaware corporation (the "COMPANY"), Great Court Capital LLC, a New York limited liability company ("GREAT COURT") and each purchaser who has executed this Agreement on the signature page hereto (each, a "PURCHASER" and collectively, the "PURCHASERS"). The Company, Great Court and the Purchasers are hereinafter sometimes collectively referred to as the "PARTIES."

      WHEREAS, pursuant to the provisions of the securities purchase agreement, dated as of May 21, 2004, among the Company, Great Court and the Purchasers (the "ORIGINAL PURCHASE AGREEMENT"), the Company sold to the Purchasers an aggregate of $1,250,000 of 15% senior secured promissory notes due May 28, 2005 (the "ORIGINAL NOTES") and the Original Warrants; and

      WHEREAS, the Parties hereto desire to amend and restate the Original Purchase Agreement, in order to inter alia (i) modify the terms and conditions of the Original Notes, (ii) issue additional securities to the Purchasers, and
(iii) modify the terms and conditions of the Security Agreement, all upon the terms and subject to the conditions set forth in this Agreement and the Exhibits hereto.

      NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms have the _____________ meanings indicated:

      1.1.1 "ADDITIONAL WARRANTS" means one or more warrants, each with an exercise price of $0.48 per share, to purchase up to an aggregate of 2,604,167 shares of Common Stock to be issued to the Purchasers simultaneous with the Closing Date on a proportional basis (an Additional Warrant entitling the holder to purchase 2.0833335 shares of Common Stock for each $1.00 principal amount of Restated Notes exchanged for Original Notes) to such Investor's aggregate exchange of Restated Notes contemplated by this Agreement; which Warrants shall be in the form of SCHEDULE 1.1.1.

      1.1.2 "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

      1.1.3 "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

      1.1.4 "COMMISSION" OR "SEC" means the United States Securities and Exchange Commission.

      1.1.5 "COMMON STOCK" means the common stock of the Company, par value $0.001 per share.

      1.1.6   "COMMON  STOCK  EQUIVALENTS"  means,   collectively,  Options  and
Convertible Securities.

      1.1.7   "COMPANY COUNSEL" means Gersten Savage Kaplowitz Wolf & Marcus LP.

      1.1.8   "CONVERTIBLE   SECURITIES"   means  any  capital  stock  or  other
securities, including warrants (other than Options) that are convertible into or exercisable or exchangeable for Common Stock.

      1.1.9 "EFFECTIVE DATE" means the date that the Registration Statement is first declared effective by the Commission.

      1.1.10 "ELIGIBLE MARKET" means any of the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX"), the Nasdaq National Market ("NASDAQ NNM"), the Nasdaq Small Cap Market ("NASDAQ SCM") or the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "OTC BULLETIN BOARD").

      1.1.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      1.1.12  "LIEN"  means  any  lien,   charge,   claim,   security  interest,
encumbrance, right of first refusal or other restriction.

      1.1.13  "LOSSES" means any and all losses, claims,  damages,  liabilities,
settlement  costs  and  expenses,   including,   without  limitation,  costs  of
preparation and reasonable attorneys' fees.

      1.1.14 "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

      1.1.15 "ORIGINAL NOTES" shall have the meaning set forth in the first WHEREAS clause of this Agreement.

      1.1.16 "ORIGINAL WARRANTS" means one or more warrants issued under the Original Purchase Agreement, with an exercise price of $0.35 per share, to purchase up to an aggregate of 3,571,429 shares of Common Stock issued to the Purchasers on a proportional basis (a Warrant entitling the holder to purchase
2.8571432 shares of Common Stock for each $1.00 principal amount of Note purchased) to such Investor's aggregate purchase of Original Notes pursuant to the Original Purchase Agreement.

      1.1.17 "PERSON" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

      1.1.18 "PURCHASER DESIGNEE" shall mean Great Court Capital, or any other Person designated in writing from time to time by the holders of a majority of the Notes and who shall be reasonably acceptable to the Company.

      1.1.19  "PROCEEDING"  means  an  action,  claim,  suit,  investigation  or
proceeding   (including,   without  limitation,   an  investigation  or  partial
proceeding, such as a deposition), whether commenced or threatened.

      1.1.20 "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

      1.1.21 "REGISTRABLE SECURITIES" means: (i) any Common Stock issuable upon conversion of the Restated Notes, (ii) any Common Stock issuable upon exercise of the Warrant Shares, (iii) 1,125,000 shares of Common Stock issued to SD Partners or its Affiliates under an advisory agreement between the Company and SD Partners, dated as of May 21, 2004, as amended of even date herewith (the "ADVISORY AGREEMENT"); (iv) any Common Stock issuable upon exercise of warrants issued to SD Partners to purchase up to 1,125,000 shares of Company Common Stock at $0.48 per share issued under the Advisory Agreement; and (v) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

      1.1.22 "REGISTRATION STATEMENT" means the registration statement required to be filed under Article VI below, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

      1.1.23 "REQUIRED CHARTER AMENDMENT DATE" means February 15, 2005, unless such date shall be extended by mutual agreement of the Purchaser Designee and the Company.

      1.1.24 "REQUIRED EFFECTIVENESS DATE" means April 15, 2005, unless such date shall be extended by mutual agreement of the Purchaser Designee and the Company, or otherwise as provided in this Agreement.

      1.1.25 "REQUIRED FILING DATE" means January 31, 2005, unless such date shall be extended by mutual agreement of the Purchaser Designee and the Company.

      1.1.26 "RESTATED NOTES" means one or more 15% senior secured promissory notes aggregating up to $1,250,000 in principal amount, that amend and restate in their entirety the Original Notes; which Restated Notes shall be in the form of SCHEDULE 1.1.25.

      1.1.27 "RESTATED SECURITY AGREEMENT" means the security agreement, dated of even date that amends and restates in its entirety the "Security Agreement" issued under the Original Agreement, granting Purchasers a perfected security interest in all the assets of the Company and its Subsidiaries (subordinated to the "Senior Lien" as defined therein) in which such lien may be perfected under the Uniform Commercial Code as in force in Massachusetts, to secure repayment of the Restated Notes, in the form of SCHEDULE 1.1.26.

      1.1.28 "RESTATED WARRANTS" means the non-redeemable warrants, dated of even date herewith, with an exercise price of $0.35 per share (inclusive of "cashless exercise" provisions), to purchase up to an aggregate of 3,571,429 shares of Common Stock issued to the Purchasers at the Exchange Date on a proportional basis (a Warrant entitling the holder to purchase 2.8571432 shares of Common Stock for each $1.00 principal amount of Note purchased) to such Investor's aggregate purchase of Original Notes pursuant to the Original Purchase Agreement; which Restated Warrants, in the form of SCHEDULE 1.1.27, amends and restates in its entirety the Original Warrants.

      1.1.29  "RULE 144,"  "RULE 415,"  and "RULE 424"  means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      1.1.30 "SECURITIES" means the collective reference to the Restated Notes, the Restated Warrants and the Additional Warrants.

      1.1.31  "SECURITIES ACT" means the Securities Act of 1933, as amended.

      1.1.32 "SUBSIDIARY" means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

      1.1.33 "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted and traded on any Eligible Market, or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the Over-the-Counter Pink Sheets.

      1.1.34 "TRADING MARKET" means the Over-the-Counter Pink Sheets or any Eligible Market on which the Common Stock is then listed or quoted.

      1.1.35 "TRANSACTION DOCUMENTS" means this Agreement, the Restated Notes, the Restated Warrants, the Additional Warrants, the Restated Security Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

      1.1.36 "UCC FILINGS" means the filings within Delaware, New Hampshire and Massachusetts required by law to grant a first perfected security interest as contemplated by the Security Agreement in the assets of the Company and its Subsidiary, respectively.

      1.1.37 "WARRANTS" means the collective reference to the Restated Warrants and the Additional Warrants.

      1.1.38 "WARRANT SHARES" means the aggregate of up to 6,175,596 shares of Common Stock, represented by (a) the aggregate of up to 3,571,429 shares of Common Stock issuable upon exercise of the Restated Warrants, and (b) the aggregate of up to 2,604,167 shares of Common Stock issuable upon exercise of the Additional Warrants, in each case, subject to adjustment as provided therein.

                                   ARTICLE II
                  EXCHANGE OF ORIGINAL NOTES FOR RESTATED NOTES

  2.1   EXCHANGE OF NOTES AND ISSUANCE OF RESTATED WARRANTS AND ADDITIONAL
        WARRANTS.
--------------------------------------------------------------------------------

      2.1.1 EXCHANGE OF NOTES. Subject to the terms and conditions set forth herein, on one or more occasions up to a date that shall be not later than January 14, 2005 (each an "EXCHANGE DATE" and collectively, the "EXCHANGE DATES"), the Company shall issue to each of those Purchasers listed on and who shall have executed the signature page to this Agreement entitled "PURCHASERS SIGNATURE PAGE," and each of such Purchasers shall receive from the Company, severally and not jointly, such principal amount of Restated Notes as is indicated below such Purchaser's name on the Purchasers Signature Page. On such Exchange Dates, those Purchasers electing to exchange their Original Notes for the Restated Notes, shall deliver to the Company, the Original Notes, marked "cancelled," and the Company shall deliver to each such Purchaser, an original Restated Note in a like principal amount. The closings of the exchange of Original Notes for Restated Notes (each a "NOTE EXCHANGE" and collectively, the "NOTE EXCHANGES") shall take place at the offices of Gersten Savage Kaplowitz Wolf & Marcus LP, 101 East 52nd Street, New York, New York 10022, or at such other location or time as all parties may agree.

      2.1.2   ISSUANCE OF THE RESTATED WARRANTS AND ADDITIONAL WARRANTS.

              (a) In partial consideration of its or his exchange of Original Notes for Restated Notes, on each Exchange Date, the Company shall issue to each such Purchaser exchanging such Original Notes for Restated Notes, that number of Restated Warrants entitling such Purchaser to purchase, at an exercise price of $0.35 per share, 2.8571432 Warrant Shares for each $1.00 principal amount of Original Notes exchanged for Restated Notes, which Warrant Shares issuable upon exercise of the Restated Warrants shall be free and clear of all restrictions and other legends (except as expressly provided in Section 4.1.2).

              (b) In partial consideration of its or his exchange of Original Notes for Restated Notes, on each Exchange Date, the Company shall issue to each such Purchaser exchanging such Original Notes for Restated Notes, in addition to (and not in lieu of) the Restated Warrants, that number of Additional Warrants entitling such Purchaser to purchase 2.0833335 Warrant Shares for each $1.00 principal amount of Original Notes exchanged for Restated Notes, which Warrant Shares issuable upon exercise of the Additional Warrants shall be free and clear of all restrictions and other legends (except as expressly provided in Section 4.1.2).

      2.1.3   DELIVERABLES.

              (a) On each Exchange Date, the Company shall deliver or cause to be delivered to each Purchaser, against delivery by such Purchaser of his or its Original Note, marked "cancelled", the following documents:

                  (i)   a duly  executed   Restated  Note  in  principal  amount
identical to the Original Note so exchanged;

                  (ii)  the   applicable   number  of   Restated   Warrants  and
Additional Warrants contemplated by Section 2.1.2 above; and

                  (iii) a duly executed copy of the Restated Security Agreement.

              (b) On each Exchange Date, the Purchaser(s) electing to exchange his or its Original Notes for Restated Notes shall deliver to the Company, the following documents:

                  (i)  his or its Original Notes marked "cancelled;"

                  (ii) his or its Original Warrant marked "cancelled;" and

                  (iii) a duly executed copy of the Restated Security Agreement.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

  3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers as follows:

      3.1.1 SUBSIDIARIES. The Company has one Subsidiary, Corporate Sports Incentives, Inc.

      3.1.2 ORGANIZATION AND QUALIFICATION. The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

      3.1.3 AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      3.1.4 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, except to the extent that such conflict, default or termination right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected.

      3.1.5 ISSUANCE OF THE RESTATED NOTES, ADDITIONAL WARRANTS AND WARRANT SHARES. The Restated Notes, Additional Warrants and all Warrant Shares each are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders.

      3.1.6 CAPITALIZATION. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth on a fully-diluted basis in SCHEDULE 3.1.6. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in
SCHEDULE 3.1.6, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in SCHEDULE 3.1.6 of the Original Purchase Agreement, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in SCHEDULE 3.1.6 of the Original Purchase Agreement, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time. In addition, (i) on or before December 31, 2004, the Company shall have obtained the written consents of the holders of a majority of its outstanding shares of Common Stock, (ii) on or before January 15, 2005, the Company shall have filed a preliminary Form 14C with the SEC, and (iii) on or before the Required Charter Amendment Date, the Company shall have amended its certificate of incorporation, increasing the aggregate number of shares of authorized Common Stock from 50.0 million shares to 100.0 million shares.

      3.1.7 SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since February 12, 2004 (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with this Agreement and the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available to the Purchasers true, correct and complete copies of all SEC Reports filed within the ten (10) days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary is subject are included as part of or specifically identified in the SEC Reports.

      3.1.8 MATERIAL CHANGES. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or in the Company's registration statement on Form SB-2 declared effective by the Commission on

September 8, 2004 (the "EFFECTIVE REGISTRATION"), (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans; provided that the Company may issue capital stock in accordance with Sections 5.3.4 and 5.3.5. At the time the Registration Statement becomes effective, the Company will have all necessary procedures in place that are required by the Commission and will be in compliance with the Sarbanes-Oxley Act of 2002, as amended, to the extent then binding upon the Company as a matter of law.

      3.1.9 ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company that could, individually or in the aggregate, have a Material Adverse Effect.

      3.1.10 COMPLIANCE. Except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect, the Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

      3.1.11 TITLE TO ASSETS. Neither the Company nor any Subsidiary owns any real property. The Company and the Subsidiary have good and marketable title in all personal property owned by them that is material to their business, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or Subsidiary. Any real property and facilities held under lease by the Company or the Subsidiary is held by it under valid, subsisting and enforceable leases of which the Company or any Subsidiary are in compliance.

      3.1.12 CERTAIN FEES. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the exchange of Original Notes for

Restated Notes and other related transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

      3.1.13 PRIVATE PLACEMENT. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Restated Notes by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Notes as contemplated hereby. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

      3.1.14 TRADING. The Company's Common Stock currently is traded on the NASD OTC- Bulletin Board.

      3.1.15 REGISTRATION RIGHTS. Except as described in SCHEDULE 3.1.16 to the Original Purchase Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

      3.1.16 APPLICATION OF TAKEOVER PROTECTIONS. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents that is or could become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Restated Notes and the Purchasers' ownership of the Restated Notes.

      3.1.17 DISCLOSURE. Except for SD Partners and pursuant to the Confidentiality Agreement, the Company confirms that neither it nor any other Person authorized to act on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or the Subsidiary or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

      3.1.18 ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any other Purchaser (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

      3.1.19 PATENTS AND TRADEMARKS. The Company and its Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor its Subsidiary have received a written notice that the Intellectual Property Rights used by them violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

      3.1.20 INSURANCE. The Company and its Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and Subsidiary are engaged. Neither the Company nor its Subsidiary have reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

      3.1.21 REGULATORY PERMITS. The Company and its Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their business as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and the Company and its Subsidiary have not received any notice of proceedings relating to the revocation or modification of any Material Permit.

      3.1.22 TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth in the SB-2 registration statement declared effective by the SEC on September 8, 2004 (the "September 2004 Registration Statement"), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or its Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      3.1.23 INTERNAL ACCOUNTING CONTROLS. The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

      3.2.1 ORGANIZATION; AUTHORITY. Such Purchaser is an individual or entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Restated Notes and Additional Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

      3.2.2 INVESTMENT INTENT. Such Purchaser is acquiring the Restated Notes and Additional Warrants as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Restated Notes and Additional Warrants or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Restated Notes pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Restated Notes and Warrants for any period of time. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Restated Notes and Warrants.

      3.2.3 PURCHASER STATUS. At the time such Purchaser was offered the Restated Notes and Warrants it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

      3.2.4 EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investments in entities that are listed on the "Pink Sheets" or OTC Bulletin Board, so as to be capable of evaluating the merits and risks of the prospective investment in the Restated Notes, Warrants and Warrant Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is (i) aware that the volume of the trading market for the Notes is limited or may be non-existent for a period of time; and (ii) able to bear the economic risk of an investment in the Restated Notes, Warrants and Warrant Shares, and, at the present time, is able to afford a complete loss of such investment.

      3.2.5 ACCESS TO INFORMATION. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Restated Notes and Warrants and the merits and risks of investing in the Restated Notes and Warrants; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

  4.1   TRANSFER RESTRICTIONS.

      4.1.1 The restated Notes, Warrants or Warrant Shares may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Restated Notes, Warrants or Warrant Shares other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor (with the costs associated with the production of such opinion borne by the Company), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, any transfer of Restated Notes, Warrants or Warrant Shares by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. In addition, if a Purchaser reasonably believes that a transfer may be made in compliance with the rules and regulations of the Commission, the Purchaser may request a transfer of Restated Notes, Warrants or Warrant Shares without obtaining such legal opinion, but the Company (if it is unsure of transferability) may itself seek a legal opinion before being required to take any action.

      4.1.2 The Purchasers agree to the imprinting, so long as is required by this SECTION 4.1.2, of the following legend on any Notes, Warrants or any certificate evidencing Warrant Shares:

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE
         SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Restated Notes shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Restated Notes is effective under the Securities Act, or (ii) following any sale of such Restated Notes pursuant to Rule 144, or (iii) if such Restated Notes are eligible for sale under Rule 144(k), or (iv) if (in the written opinion of competent securities counsel rendered to the Company, with the costs associated with the production of such opinion borne by the Company) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause Company Counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Notes, the Company will no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such Restated Notes, deliver or cause to be delivered to such Purchaser a certificate representing such Restated Notes that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

      4.1.3 The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Restated Notes in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Restated Notes and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Restated Notes to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Notes may reasonably request in connection with a pledge or transfer of the Notes, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

  4.2 FURNISHING OF INFORMATION. As long as any Purchaser owns Restated Notes, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Restated Notes, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Restated Notes under Rule 144. The Company further covenants that it will take such further action as any holder of Restated Notes may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

  4.3     RESERVATION AND LISTING OF COMMON STOCK; BLUE SKY.

      4.3.1 The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

      4.3.2 Following the Exchange Date, the Company shall use commercially reasonable best efforts to cause its Common Stock to be approved for listing on an Eligible Market and maintain the listing of such Common Stock on such Eligible Market. The Company covenants to promptly file any listing application required by the OTC Bulletin Board with respect to the Warrant Shares.

  4.4 SECURITIES LAWS DISCLOSURE; PUBLICITY. The Company shall, on the earlier of (i) January 17, 2005, or (ii) the date of exchange of all of the Original Notes for Restated Notes (the "FINAL EXCHANGE DATE"), issue a press release reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. Not later than five days after the Final Exchange Date, the Company shall file a Current Report on Form 8-K with the Commission (the "8-K FILING") describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. Except with respect to the 8-K Filing, the Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchaser Designee on behalf of the Purchasers for their review. The Company and the Purchaser Designee on behalf of the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.

Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause
(i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  4.5 REIMBURSEMENT. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling Person, employee or agent of a Purchaser or any of its Affiliates (a "RELATED PERSON") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser's or Related Person's negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6.4(c) below. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from the negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

  4.6   FUTURE EQUITY OFFERINGS.

        Subject to the exceptions described below, for a period of six (6) months following the Required Filing Date, the Company will not, without the prior written consent of the Purchaser Designee, sell, offer to sell or contract with any Person to obtain proceeds from the sale of Equity Equivalents that are not subject to restrictions on the public resale or distribution thereof of for at least six
(6) months following the effective date of the Registration Statement. The foregoing shall not, however, apply to the public resale or distribution of securities by:

                  (i) employees, directors or consultants of the Company of currently outstanding or authorized options or warrants pursuant to a Company stock option plan;

                  (ii) Persons upon the exercise or conversion, as the case may be, of currently outstanding options, warrants or convertible securities;

                  (iii) Purchasers upon the exercise of the Warrants or other Registrable Securities issued pursuant to the Transaction Documents;

                  (iv) Persons in connection with any business acquisitions, mergers or strategic partnerships;

                  (v) Persons who purchase, in a private placement exempt from the registration requirements of the Securities Act, not more than $3,000,000 of shares of Company Common Stock or other Equity Equivalents at a per share purchase price, conversion price and/or exercise price of not less than $0.45 per share; or

                  (vi) Persons who purchase shares of Company Common Stock or other Equity Equivalents, pursuant to any public offering of securities for the account of the Company now or hereafter registered under the Securities Act, at per share prices that shall be equal to or greater than $0.45 per share (unless, in each such case, the Company shall offer to reduce the exercise price of the Warrants to such lower exercise price).

                                    ARTICLE V
                                   CONDITIONS

  5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligation of each Purchaser to acquire Restated Notes and Warrants on any Exchange Date is subject to the satisfaction or waiver by such Purchaser, on or before each Exchange Date, as applicable, of each of the following conditions:

      5.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made on each Exchange Date, as though made on and as of such dates; and

      5.1.2 PERFORMANCE. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Exchange Date.

  5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell the Restated Notes at each Exchange Date is subject to the satisfaction or waiver by each Purchaser, at or before each such Closing, of each of the following conditions:

      5.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained herein shall be true and correct as to such Purchaser in all material respects as of the date when made and as of the applicable Exchange Date as though made on and as of such date; and

      5.2.2 PERFORMANCE. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to such Exchange.


                                   ARTICLE VI
                               REGISTRATION RIGHTS

  6.1   REGISTRATION

      6.1.1 By a date that shall be not later than the Required Filing Date, the Company shall have prepared and filed with the Commission the Registration Statement covering the sale to the Purchasers, and the resale by the Purchasers of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Company shall have the right to include in such Registration Statement, securities of the Company (a) registered for resale pursuant to the Pending Registration Statement, and/or (b) previously issued or committed to be issued, to the extent and to the Persons disclosed on SCHEDULE 3.1.16.

      6.1.2 The Company shall use its best efforts to file with the SEC the Registration Statement in January 2005 prior to the Required Filing Date. The Company shall promptly respond to all letters of comment that the Company shall receive from the staff of the SEC with respect to such Registration Statement and shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable thereafter; provided, that the Purchasers acknowledge that such registration efforts may be delayed in the event that the Company enters into any agreement or commitment for the acquisition of any assets or securities of any Person prior to the effectiveness of such Registration Statement, and is required to cause an audit to be conducted in accordance with the rules and regulations promulgated by the SEC. By his execution of this Agreement, Anthony G. Roth does hereby personally guaranty that, for long as he shall be the President and CEO of the Company, he shall use his best efforts to cause the Company shall comply with its covenants and agreements contained in this Section 6.1.2.

      6.1.3 The Company shall use its commercially reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the second anniversary of the Effective Date or such earlier date when all Registrable Securities covered by such Registration Statement have been sold (the "EFFECTIVENESS PERIOD").

      6.1.4 The Company shall deliver to each Purchaser at his or its last known address, a final prospectus promptly after receiving notification from the Commission that the Registration Statement has been declared effective.

      6.1.5 Upon the occurrence of any Registration Default Event (as defined below) and on every monthly anniversary thereof until the applicable Registration Default Event is cured, as partial relief for the damages suffered therefrom by any Purchaser (which remedy shall not be exclusive of any other remedies available under this Agreement, at law or in equity), the Company shall pay or issue, as the case may be, to each Purchaser as to which a Registration Default Event relates, as liquidated damages and not as a penalty, cash or, upon the payment of the par value thereof, such number of shares of Common Stock as shall equal three percent (3%) of the aggregate outstanding principal amount of the Restated Notes purchased by such Purchasers at the Exchange Dates. Such additional shares are designated "REGISTRATION DEFAULT EVENT SHARES" and will be treated by all parties, after issuance, in the same manner as all other Shares of Common Stock and shall thereafter be included in the definition of "Registrable Securities." Registration Default Event Shares will be issued on a pro-rata basis for any portion of a month prior to the cure of a Registration Default Event. If any Registration Default Event shall occur, the Restated Notes shall become immediately convertible, at the sole option of the Holder, into shares of Common Stock, at a conversion price of $0.35 per share. In addition (and not in limitation of the foregoing sentence) if a Registration Default Event contemplated by clause (ii) below shall occur, the three percent (3%) percent financial penalty referred to herein shall be increased to six percent (6%); it being understood and agreed by the parties that the foregoing represents a reasonable amount of the Purchaser's actual damages resulting from such Registration Default Event, and not a penalty or punitive damages.

For such purposes, each of the following if occurring prior to or during the Effectiveness Period shall constitute a "REGISTRATION DEFAULT EVENT":

            (i) the Registration Statement shall not be filed with the Commission on or prior to the Required Filing Date; or

            (ii) the Registration Statement is not declared effective by the Commission on or prior to the Required Effectiveness Date, provided, however, that if the effectiveness of such Registration Statement shall be delayed as a result of a pending acquisition or other material transaction that requires public disclosure, for so long as the Company is using its best effects to accelerate the effectiveness of such Registration Statement, the Required Effectiveness Date may be extended on one occasion only by the Company for up to an additional 45 days;

            (iii) the Company shall not have amended its certificate of incorporation to, INTER ALIA, increase its authorized Common Stock to 100.0 million shares of Common Stock by the Required Charter Amendment Date;

            (iv) after the Effective Date, a Purchaser (without fault on the part of any Purchaser) is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason for five or more

Trading Days (whether or not consecutive), unless due to circumstances beyond the reasonable control of the Company; or

            (v) after the Effective Date, any Registrable Securities covered by such Registration Statement are not listed on an Eligible Market, unless due to circumstances beyond the reasonable control of the Company; or

            (vi) after the Effective Date, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days), unless due to circumstances beyond the reasonable control of the Company; or

            (vii) the Company fails for any reason to deliver a certificate evidencing any Shares of Common Stock to a Purchaser within three Trading Days after delivery of such certificate is required pursuant to any Transaction
Document or the exercise rights of the Purchasers pursuant to the Transaction Documents are otherwise suspended for any reason.

In connection with the foregoing, it is understood that the Company will, at all times, use its reasonable best efforts to comply with covenants and agreements contained in this Article VI.

  6.2 REGISTRATION PROCEDURES. In connection with the Company's registration obligations hereunder, the Company shall:

      6.2.1 Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Purchaser and any counsel designated by any Purchaser (each, a "PURCHASER COUNSEL"), copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Purchasers and each Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of each Purchaser Counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchasers holding a majority of the Registrable Securities shall reasonably object; provided, that (i) a review of such Registration Statement or any such Prospectus or any amendments or supplements thereto shall not be unreasonably delayed, and (ii) any such objections shall apply only to disclosures regarding such Purchasers or a description of this Agreement and the transactions contemplated hereby.

      6.2.2   (i)  Prepare  and  file   with  the  Commission  such  amendments,
including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

      6.2.3 Notify the Purchasers of Registrable Securities to be sold (as to clauses (iv) through (vii) below) and Great Court or its Counsel (as to clauses
(i) through (iii) below) as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      6.2.4 Use its commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

      6.2.5 Furnish to each Purchaser and each Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

      6.2.6 Promptly deliver to each Purchaser and each Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The

Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

      6.2.7 Once applicable: (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

      6.2.8 Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers and each applicable Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

      6.2.9 Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.

      6.2.10 Upon the occurrence of any event described in Section 6.2.3(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      6.2.11 Cooperate with any due diligence investigation undertaken by the Purchasers in connection with the sale of Registrable Securities, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such Purchaser specifically requests in advance to receive material, nonpublic information in writing and agrees to utilize such information in a manner consistent with applicable law.

      6.2.12 If Holders of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

      6.2.13  Comply   with  all  applicable  rules  and   regulations  of   the
Commission.

  6.3 REGISTRATION EXPENSES. The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the
Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and up to $10,000 in the aggregate for the fees and expenses of one legal counsel designated by the Purchasers, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and
(f) all listing fees to be paid by the Company to the Trading Market.

  6.4   INDEMNIFICATION

      6.4.1 INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2.3(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the

Advice contemplated in Section 6.5. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

      6.4.2 INDEMNIFICATION BY PURCHASERS. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in SECTION 6.2.3(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in SECTION 6.5. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds, in excess of the amount paid for such Registrable Securities, received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

      6.4.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

      An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

      All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten calendar days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

      6.4.4 CONTRIBUTION. If a claim for indemnification under SECTION 6.4.1 or .2 is unavailable to an Indemnified Party (by reasons other than the specified exclusions to indemnification), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in SECTION 6.4.3, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 6.4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this SECTION 6.4.4, no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

  6.5 DISPOSITIONS. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in SECTIONS 6.2.3(v), (vi) or (vii), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by SECTION 6.2.10, or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

  6.6 PURCHASERS' PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered. In such event, the following provisions of this Agreement shall apply: Sections 6.2.5, 6.2.6, 6.4 and 6.5.

                                   ARTICLE VII
                                  MISCELLANEOUS

  7.1 FEES AND EXPENSES. On or before December 31, 2004, the Company shall pay to counsel for all Purchasers $10,000 for legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents. Except as otherwise set forth herein, the Company shall have no further obligation to pay fees of counsel for any Purchaser at any other time. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Notes.

  7.2 ENTIRE AGREEMENT. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters (including, without limitation, the Original Purchase Agreement, the Original Notes, the Original Warrants and the Original Security Agreement), which the parties acknowledge are of no further force or effect and have been merged into such documents, exhibits and schedules. At or after the Final Exchange Date, and without further consideration, the parties will execute and deliver to each other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

  7.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such Person. Any party providing notice to the Company simultaneously shall provide a copy of that notice and all accompanying materials to Gersten Savage Kaplowitz Wolf & Marcus, LP, at the address shown on the signature page hereto.

  7.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under ARTICLE VI and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least a majority of the Registrable Securities to which such waiver or consent relates.

  7.5 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

  7.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Restated Notes, provided such transferee agrees in writing to be bound, with respect to the transferred Restated Notes, by the provisions hereof that apply to the "Purchasers." Notwithstanding anything to the contrary herein, Restated Notes may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Restated Notes.

  7.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.8 and each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

  7.8 GOVERNING LAW; VENUE; WAIVER OF JURY TRAIL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK, FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

  7.9 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive all Closings hereunder, including without limitation the delivery of the Notes and the exercise of all Warrants, as applicable.

  7.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

  7.11 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

  7.12 REPLACEMENT OF RESTATED NOTES, WARRANTS OR WARRANT SHARES. If any certificate or instrument evidencing any Restated Notes, Warrants or Warrant Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement.

  7.13 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. The parties further agree that no bond or other security shall be required in obtaining such equitable relief and the parties hereby consent to the ordering of specific performance. The parties also understand that other action may be taken and remedies enforced against the breaching party.

  7.14 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Purchaser hereunder or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

  7.15 ADJUSTMENTS IN SHARE NUMBERS AND PRICES. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

  7.16 LIMITATION OF OWNERSHIP OF COMPANY COMMON STOCK. Each Purchaser agrees that neither he nor his Affiliate shall convert into Common Stock his or its Restated Note or exercise any of his or its Warrants if such conversion or exercise would have the effect or cause such Person to be the record or beneficial owner of more than 4.99% of the issued and outstanding shares of Common Stock of the Company.

  7.17 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Notes pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

  7.18 WAIVER OF DEFAULTS. By their execution and delivery of this Agreement, each of the Purchasers and Great Court do hereby waive all defaults or Events of Default under the Original Purchase Agreement, the Original Notes, the Original Warrants and/or the Security Agreement issued under the Original Purchase Agreement.

[THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Securities
Purchase   Agreement  to  be  duly  executed  by  their  respective   authorized
signatories as of the date first indicated above.



                                     UTIX GROUP, INC.

                                     By:
                                              --------------------------
                                     Name:    Anthony G. Roth
                                     Title:   President and CEO

                                     AS TO THE PROVISIONS OF SECTION 6.1.2 ONLY:



                                     ---------------------------------
                                              Anthony G. Roth


                                     Address for Notice:

                                     Anthony G. Roth
                                     Utix Group, Inc.
                                     170 Cambridge Street
                                     Burlington, MA 01803
                                     Facsimile No.: 781-229-8886
                                     Telephone No.: 781-229-2589

                 With a copy to:     Gersten Savage Kaplowitz
                                     Wolf & Marcus LP
                                     101 East 52nd Street
                                     New York, NY 10022
                                     Facsimile No.: 212-980-5192
                                     Telephone No.: 212-752-9700
                                     Attn: Stephen A. Weiss, Esq.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

                            PURCHASER SIGNATURE PAGE

New York Holdings, Ltd

By:
   -------------------------------
         Name and Title

New York Holdings, Ltd.
Address:
3 Daniel Frisch Street
Tel Aviv 64731, Israel


$400,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE



--------------------------------------
         SOL KEST

Address:
5150 Overland Avenue
Culver City, CA 90230l


$250,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE



--------------------------------------
         ROBERT KORNSTEIN

Address:
15 West 72nd St., 15K
New York, NY 10023


$100,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE



--------------------------------------
         AVNER MALOUL

Address:
155 E. 34 St., #3S
New York, NY 10010


$110,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE



--------------------------------------
         ALLEN LOWY

Address:
1776 Broadway, 11th floor
New York, NY 10019


$90,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE



--------------------------------------
         SHAYKIN FAMILY FOUNDATION

By:  _______________________________
       Leonard P. Shaykin
       President/Treasurer


Address:
630 Fifth Ave., Suite 3110
New York, NY 10111


$100,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE



--------------------------------------
         SIDNEY KESSOUS

Address:
7 Hidden Springs Lane
East Windsor, NJ  08520


$200,000
Dollar Amount of Notes Purchased

                                   SCHEDULES:

--------------------------------------------------------------------------------
NUMBER                          DESCRIPTION
--------------------------------------------------------------------------------
1.1.17                          Form of Note
--------------------------------------------------------------------------------
1.1.18                          Form of Warrant
--------------------------------------------------------------------------------
1.1.27                          Security Agreement
--------------------------------------------------------------------------------
2.1.2(b)                        Opinion of Company's Counsel
--------------------------------------------------------------------------------
3.1.6                           Capitalization
--------------------------------------------------------------------------------
3.1.12                          Certain Finders Fee Agreements
--------------------------------------------------------------------------------
3.1.16                          Existing Registration Rights
--------------------------------------------------------------------------------